Exhibit 10(a)


                       RELEASE AND SETTLEMENT AGREEMENT


         THIS RELEASE AND SETTLEMENT AGREEMENT (hereinafter the "Agreement") entered into this 1st day of July, 1997 (effective date 5/25/97), by and between Jacobson Stores, Inc. (hereinafter referred to as "the Company") and Joseph H. Fisher (hereinafter referred to as "Fisher");

         WITNESSETH:

         WHEREAS, the Chairman of the Board of the Company advised Fisher that Fisher's employment is terminated; and

         WHEREAS, Fisher and the Company have negotiated an agreement which will allow Fisher to resign and receive certain payments to which he would not be entitled in exchange for a complete release of all claims against the Company; and

         WHEREAS, the Company has denied and continues to deny that it has violated any law whatsoever and has denied and continues to deny that it has any liability to Fisher on any basis; and

         WHEREAS, Fisher, voluntarily and with full knowledge of his rights and the provisions herein, having the benefit of the advice of counsel, now desires to settle, compromise, and dispose of all claims that he has or might have against the Company upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Company, voluntarily and with full knowledge of its rights and the provisions herein, having the benefit of the advice of counsel, and without any admission of liability, misconduct or wrongdoing, now desires to settle, compromise, and dispose of Fisher's claims upon the terms and conditions hereinafter set forth;



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         NOW THEREFORE, in consideration of the foregoing, and of the promises and mutual covenants contained herein, and other valuable consideration, it is hereby covenanted and agreed as follows:

         1. Fisher, for himself and his family, heirs, executors, administrators, personal representatives, agents, employees and legal representatives, affiliates, successors and assigns, and for any partnerships, corporations sole proprietorships or other entities owned or controlled by them, hereby forever and fully remises, releases, acquits, and discharges the Company and its subsidiaries, parents, affiliates, divisions, officers, directors, agents, representatives, employees, attorneys, heirs, successors or assigns, of and from any and all actions, causes of action, suits, debts, sums of money, accounts, covenants, contracts, agreements, arrangements, promises, obligations, warranties, trespasses, torts, injuries, losses, damages, claims, demands or other liability or relief of any nature whatsoever, whether known or unknown, foreseen or unforeseen, resulting or to result, whether in law or in equity, or before administrative agencies or departments, that Fisher ever had, now has or hereafter can, shall or may have, by reason of or arising out of any matter, cause or event occurring on or prior to the date this Agreement is signed by Fisher, including, but not limited to, any and all claims of any nature arising out of or in any way relating to Fisher's employment, including but not limited to age discrimination under The Age Discrimination In Employment Act of 1967 (as amended); and any and all claims under any federal, state or local laws, regulations, rules or ordinances; and any and all claims alleged, pleaded or which could have been alleged or pleaded in or otherwise related to the above-described threatened civil action or which could have been alleged in any other litigation, administration proceeding or other legal proceeding between Fisher and the Company. The parties agree that Fisher does not waive:
(1) any

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entitlement under the Company's normal pension plan; and (2) rights or claims that may arise after the date this Agreement is executed.

         2. It is expressly understood and agreed by Fisher that this is a full and final general release of all matters whatsoever and that this general release is intended to and does embrace not only all known and anticipated damages and injury, but also unknown and unanticipated damages, injury or complications that may later develop or be discovered, including all effects and consequences thereof.

         3. Fisher declares, represents and understands that the injuries and damages sustained may be permanent, that further complications are possible, and that in executing this Agreement, it is understood and agreed that Fisher has not relied upon the representations of any party hereby released or by that party's representatives concerning any matter, including the nature, extent, effect and/or duration of Fisher's injury or damages.

         4. Fisher declares, represents and understands that this agreement and general release will forever and for all time bar any action or claim whatsoever which arose or which might arise in the future from any acts, omissions, agreements or other occurrences prior to the date hereof including the incidents described in Paragraph 1 above, and that no lawsuit ever will be asserted by Fisher against any person or entity hereby released for any injury or damage, whether known or unknown, sustained or to be sustained, as a result of the foregoing incidents.

         5. Fisher agrees that he will keep strictly confidential and will not communicate or disclose to any other person, natural or otherwise, except to Fisher's accountants, if any, or except as required by law or upon the prior written consent of the Company, the contents of


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any term or provision contained herein or any other aspect of the settlement and this Agreement between the parties.

         6. Fisher agrees that he will not instigate, cause, advise or encourage any other persons, groups of persons, corporations, partnerships or any other entity to file litigation against the Company. Fisher further agrees that he will not assert, claim or allege, through conversation or otherwise, to any person that the Company committed any wrongful acts against Fisher.

         7. Fisher agrees to refrain from seeking or attempting to seek employment and/or reinstatement with the Company or any company affiliated with the Company at any time following execution of the Settlement Agreement.

         8. Fisher agrees to immediately return all Company property. The Company agrees to pay Fisher, or his heirs, his current bi-weekly salary until April 30, 1998, less all withholdings currently in effect in the same manner that Fisher's salary was paid immediately prior to his separation from the Company. Additionally, Fisher's current medical and dental insurance coverage shall continue in effect until December 31, 1997, at his normal contribution rates, and Cobra will begin on January 1, 1998. Additionally, the Company agrees that upon the expiration of the seven (7) day revocation period, it will immediately pay Fisher one week vacation at Fisher's rate of pay as of his date of separation from the Company.

         9. Fisher agrees that: (a) the consideration set forth in Paragraph 8 above is in excess of anything of value to which Fisher is already entitled, including, but not limited to, earned wages and/or benefits; and
(b) following the payments described in Paragraph 8 above, no further payment or consideration of any kind is contemplated or required.


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         10. It is agreed that Fisher has 22 years of credited service for purposes of computing Fisher's rights under the Company's pension plan.

         11. It is expressly understood by the parties that this Agreement is a compromise and settlement of doubtful and disputed claims and that payment by the Company of the consideration set forth in Paragraph 8 is not, nor is it to be construed as an admission of liability on the part of the Company. The Company expressly denies liability and intends merely to avoid litigation with respect to Fisher's claims.

         12. This Release and Settlement Agreement in no way effects, alters or otherwise changes Fisher's rights or benefits under "Jacobson's Retirement Savings and Profit Sharing Plan". Fisher is 100% vested in all funds in "Jacobson's Retirement Savings and Profit Sharing Plan" and this settlement in no way effects said Plan.

         13. Fisher understands and agrees that he has read this Agreement carefully and understands all of its terms. Fisher further agrees that he has been given a period of at least twenty-one (21) days (or more) to review and consider this agreement.

         14. Fisher declares and understands that: (a) he has been advised to consult with an attorney prior to execution of this Agreement; (b) no promises, inducements or agreements not herein expressed have been made to him; (c) this Agreement contains the entire agreement among the parties hereto; (d) the terms of this Agreement are contractual and not merely a recital; and (e) any modification of this Agreement must be made in writing and be signed by Fisher and the Company.

         15. Fisher understands and agrees that he may revoke this Agreement for a period of seven (7) calendar days following the execution of this Agreement. The Agreement is not effective until this revocation period has expired. Fisher understands that any revocation, to be


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effective, must be in writing and either (a) postmarked within seven (7) days of execution of this Agreement and addressed to James K. Delaney, Jacobson Stores, Inc., 3333 Sargent Road, Jackson, Michigan 49201 or (b) hand delivered within seven (7) days of execution of this Agreement to James K. Delaney, Jacobson Stores, Inc., 3333 Sargent Road, Jackson, Michigan 49201. Fisher understands that if revocation is made by mail, mailing by certified mail, return receipt requested, is recommended to show proof of mailing.

         16. Each party hereto agrees that no action will be taken (including, but not limited to, an appeal or institution of a separate lawsuit) which seeks to challenge any provision of this Agreement. If Fisher attempts to revoke this Agreement or challenge any provision herein, he shall be required to tender back the full settlement amount prior to filing a suit against the Company. This Paragraph does not apply to any breach of contract action brought by Fisher against the Company alleging that the Company has breached this Release and Settlement Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 1st day of July, 1997 (effective date 5/25/97).

ATTEST:

    /s/  Joe M. Fisher                            /s/  Joseph H. Fisher
- -------------------------------                ------------------------------
WITNESS                                        JOSEPH H. FISHER

    /s/  Rebecca Viola
- -------------------------------
WITNESS

                                               JACOBSON STORES INC.

    /s/  Laurie Town                              /s/  James K. Delaney
- -------------------------------                ------------------------------
WITNESS                                        JAMES K. DELANEY

    /s/  Susan Price
- -------------------------------
WITNESS



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                          VOLUNTARY WAIVER OF 21 DAY
                       REVIEW AND CONSIDERATION PERIOD


         I understand that Paragraph 11 of the above Agreement specifically provides me with a 21 day time period within which to consider this Agreement. By signing this waiver, I knowingly and voluntarily choose to waive the 21 day time period, and understand that all other provisions of the Agreement continue to apply to me.

         The decision to sign this waiver was completely voluntary and in so doing, I have not relied on any oral or written statements or promises by the Company or its representatives.



    /s/  Jay M. Fisher                          /s/  Joseph H. Fisher
- ------------------------------               ------------------------------
WITNESS                                      JOSEPH H. FISHER


    /s/  Rebecca Viola
- ------------------------------
WITNESS